EXHIBIT 3(i)

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ABITIBIBOWATER INC.

AbitibiBowater Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is AbitibiBowater Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State under the name of “Alpha-Bravo Holdings Inc.” on January 25, 2007. The Certificate of Incorporation of the Corporation was amended on January 29, 2007 to change the name of the Corporation to “AbitibiBowater Inc.” The Certificate of Incorporation was subsequently further amended by the filing of the Amended and Restated Certificate of Incorporation of the Corporation and a Certificate of Designation with the Secretary of State on October 26, 2007 and effective as of October 29, 2007 and by the filing of the Second Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State on July 8, 2008.

2. The amendments to the Second Amended and Restated Certificate of Incorporation herein certified have been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware (the “DGCL”) and pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the Second Amended Joint Plan of Reorganization (Case No. 09-11296 (KJC)) (the “Plan”) filed by the Corporation and certain of its subsidiaries pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Plan was confirmed by an order, entered November 23, 2010, of the United States Bankruptcy Court for the District of Delaware, a court having jurisdiction over the Corporation’s chapter 11 cases under the Bankruptcy Code, which order provides for the making and filing of this Third Amended and Restated Certificate of Incorporation.

3. This Third Amended and Restated Certificate of Incorporation amends and restates the Second Amended and Restated Certificate of Incorporation of this Corporation, in accordance with the requirements of the DGCL, to read as herein set forth in full:

FIRST: The name of the corporation is AbitibiBowater Inc.

SECOND: The address of the Corporation’s registered office is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 200,000,000, consisting of 10,000,000 shares of Serial Preferred Stock, $0.001 par value, and 190,000,000 shares of Common Stock, $0.001 par value.

FIFTH: (A) Subject to applicable provisions of law and to the provisions of this Third Amended and Restated Certificate of Incorporation, authority is hereby expressly granted to and vested in the Corporation’s Board of Directors (the “Board”), to the extent permitted by and upon compliance with the provisions set forth in the law of the State of Delaware, to issue Serial Preferred Stock from time to time in one or more series, each series to have such powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as shall be determined and stated prior to the issuance of any shares of any such series in and by a resolution or resolutions of the Board authorizing the issuance of such series, including without limitation:

(1) The number of shares to constitute such series and the distinctive designation thereof;

(2) The dividend rate or rates to which the shares of such series shall be entitled and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable;

(3) Whether the shares of such series shall be redeemable, the limitations and restrictions in respect of such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount per share, including the premium, if any, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different in respect of shares redeemed through the operation of any retirement or sinking fund and in respect of shares otherwise redeemed;

(4) Whether the holders of shares of such series shall be entitled to receive, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, an amount equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest;

(5) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether such fund shall be cumulative or non-cumulative, the extent to which and the manner in which, such fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes, and the terms and provisions in respect of the operation thereof;

(6) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(7) The voting powers, if any, of the shares of such series in addition to the voting powers provided by law; and

(8) Any other powers, designations, preferences and rights, and qualifications, limitations or restrictions, not inconsistent with law or the provisions of this Third Amended and Restated Certificate of Incorporation.

(B) All shares of any one series of Serial Preferred Stock shall be identical with each other in all respects, except that in respect of any series entitled to cumulative dividends, shares of such series issued at different times may differ as to the dates from which such dividends shall be cumulative.

SIXTH: Notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities to the extent prohibited by section 1123(a)(6) of title 11 of the United States Code, until and unless this Article SIXTH is amended as permitted by applicable law.

SEVENTH: The total number of directors constituting the entire Board shall be not less than seven nor more than eleven, with the then-authorized number of directors being fixed from time to time by the Board. Elections of directors need not be by written ballot except as and to the extent provided by the By-Laws of the Corporation (the “By-Laws”).

EIGHTH: The Board shall not adopt a stockholders rights plan (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, Common Stock or Serial Preferred Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, are entitled to purchase the Common Stock or Serial Preferred Stock at less than the prevailing market price of the Common Stock or Serial Preferred Stock), unless such rights plan is approved by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

NINTH: (A) To the fullest extent permitted under the DGCL, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) Any amendment or repeal of this Article NINTH, or the adoption of any provision of the Corporation’s Third Amended and Restated Certificate of Incorporation inconsistent with this Article NINTH, shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or adoption of an inconsistent provision.

TENTH: (A) In order to induce officers, directors, employees or agents of this Corporation to serve or continue to serve as its officers or directors, or to serve or to continue to serve at the request of this Corporation as director or officer of another corporation, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, excise taxes and penalties paid under the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (C) below, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

(B) To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees, judgments, fines, excise taxes and penalties paid under the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and amounts paid or to be paid in settlement) of defending any Proceeding in advance of its final disposition incurred by a Covered Person who is or was a director, executive officer or Treasurer of the Corporation or other officer of the Corporation with a title of senior vice president or senior thereto or such additional officer positions of the Corporation designated by the Board as being entitled to mandatory advancement of expenses of which there will be no more than 25 of such additional officer positions at any one time, or, as designated by the Board, by a Covered Person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, it being understood that the foregoing shall not limit the ability of the Board to permit additional Covered Persons to be entitled to such advancement of expenses in its discretion as it deems appropriate in the circumstances; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article TENTH or otherwise.

(C) If a claim for indemnification or advancement of expenses under this Article TENTH is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(D) The rights conferred on any Covered Person by this Article TENTH shall not be restricted, limited or reduced by, and shall not be exclusive of, any other rights that such Covered Person may have or hereafter acquire under any statute, this Third Amended and Restated Certificate of Incorporation, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(E) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

(F) Any amendment or repeal of the foregoing provisions of this Article TENTH, or the adoption of any provision of the Corporation’s Third Amended and Restated Certificate of Incorporation inconsistent with this Article TENTH, shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal or adoption of any such inconsistent provision.

(G) This Article TENTH shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

(H) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employer or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ELEVENTH: No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the By-Laws and no action shall be taken by the stockholders by written consent.

TWELFTH: (A) Stockholders of the corporation may adopt, amend or repeal By-Laws of the Corporation by the affirmative vote of a majority of the voting power of the outstanding stock of the Corporation. The Board is authorized to adopt, amend or repeal the By-Laws; provided, however, that the Board is not authorized to, and shall not, repeal or amend, or adopt a By-law that conflicts with, any By-Law that has been approved by the stockholders of the Corporation in accordance with applicable law and the provisions of the By-Laws and this Third Amended and Restated Certificate of Incorporation.

(B) The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, or to add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereinafter prescribed by applicable law, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated

Certificate of Incorporation (as amended) are granted subject to this reservation, except as provided in Paragraph (B) of Article NINTH above and Paragraph (F) of Article TENTH above.

THIRTEENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

FOURTEENTH: This Third Amended and Restated Certificate of Incorporation shall be effective as of 12:02 a.m. on December 9, 2010.

IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Certificate of Incorporation to be duly executed in its corporate name by its duly authorized officer.

Dated: December 8, 2010

ABITIBIBOWATER INC.

By:	/S/ JACQUES P. VACHON
	Name:	Jacques P. Vachon
	Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

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